Dividend Capital Diversified Property Fund Inc. 8-K

Exhibit 99.2

DIVIDEND CAPITAL

DIVERSIFIED PROPERTY FUND™

THIRD QUARTER 2015

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

SEPTEMBER 30, 2015

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts; changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2014 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2015, and in our subsequent quarterly reports.

Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

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PERFORMANCE

Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Quarter Highlights

•	Total return of 1.76% for the quarter; 9.84% for the last 12 months
•	Acquired (i) office property in Hollywood, FL for $45.8 million and (ii) retail property in Davie, FL for $32.7 million
•	Sold (i) office property in Los Angeles, CA for $12.5 million and (ii) land parcel in Denver. CO for $7.6 million
•	Reported percentage leased of 88.8% as of September 30, 2015 (if weighted by the fair value of each segment, our portfolio was 91.9% leased as of September 30, 2015)
•	Paid weighted-average distribution of $0.0895/share

Shareholder Returns

	Q3 2015	Year-to-Date	1-Year	Since Inception (9/30/12) - Annualized(6)
Distribution returns (3)(4)	1.22%	3.84%	5.21%	5.29%
Net change in NAV, per share(4)	0.54%	3.51%	4.63%	3.75%
Total return (4)(5)	1.76%	7.35%	9.84%	9.04%

Key Statistics

As of September 30, 2015
Fair Value(1) of Investments	$2,344.7 million
Number of Real Properties	59
Number of Real Property Markets	20
Total Square Feet	9.8 million
Number of Tenants	Approximately 525
Percentage Leased	88.8%
Debt to Fair Value of Investments	43%

____________________________________________

(1)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2015, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(2)	In addition to the markets shown, we had real property investments, each accounting for 1% or less of the total fair value of our real property portfolio, in the following markets: Central Kentucky, Chicago, IL, Fayetteville, AR, Jacksonville, FL, Louisville, KY, Minneapolis/St. Paul, MN, and San Antonio, TX.
(3)	Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.
(4)	Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.
(5)	Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results.
(6)	Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

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NET ASSET VALUE

The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending September 30, 2015, as determined in accordance with our valuation procedures. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	September 30, 2015 (1)	June 30, 2015 (2)	March 31, 2015 (3)	December 31, 2014 (4)	September 30, 2014 (5)
Real properties:
Office	$1,356,600	$1,308,600	$1,245,000	$1,446,850	$1,442,900
Industrial	88,050	86,850	85,800	248,300	263,150
Retail	872,300	835,320	833,770	786,705	745,155
Total real properties	2,316,950	2,230,770	2,164,570	2,481,855	2,451,205
Debt related investments	27,775	56,548	87,901	94,951	94,673
Total investments	2,344,725	2,287,318	2,252,471	2,576,806	2,545,878
Cash and other assets, net of other liabilities	(26,734)	(25,014)	(22,269)	(10,814)	663
Debt obligations	(997,517)	(818,417)	(827,304)	(1,192,250)	(1,182,819)
Outside investors’ interests	(4,498)	(4,494)	(4,445)	(8,652)	(10,310)
Aggregate Fund NAV	$1,315,976	$1,439,393	$1,398,453	$1,365,090	$1,353,412
Total Fund Interests outstanding	177,468	195,153	191,434	190,547	190,967
NAV per Fund Interest	$7.42	$7.38	$7.31	$7.16	$7.09

______________________________________________

(1)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(2)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed with the Securities and Exchange Commission on August 12, 2015.
(3)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the Securities and Exchange Commission on May 12, 2015.
(4)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in Part II, Item 5 of our 2014 Annual Report on Form 10-K.
(5)	For information about the valuation procedures and key assumptions used in these calculations, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed with the Securities and Exchange Commission on November 12, 2014.

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with accounting principles generally accepted in the United States (“GAAP”) from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

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NET ASSET VALUE (continued)

The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, and for the nine month and twelve month periods ended September 30, 2015 (amounts in thousands, except per share information):

	Three Months Ended				Previous Four	Nine Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	Quarters	September 30, 2015

NAV as of beginning of period	$1,439,393	$1,398,453	$1,365,090	$1,353,412	$1,353,412	$1,365,090
Fund level changes to NAV
Realized/unrealized gains (losses) on net assets	5,149	12,168	22,540	11,515	51,372	39,857
Income accrual	23,391	24,237	26,217	24,269	98,114	73,845
Dividend accrual	(16,747)	(17,584)	(17,197)	(16,751)	(68,279)	(51,528)
Advisory fee	(3,847)	(4,143)	(3,931)	(3,967)	(15,888)	(11,921)
Performance based fee	(364)	(342)	(352)	(204)	(1,262)	(1,058)
Class specific changes to NAV
Dealer Manager fee	(71)	(59)	(49)	(46)	(225)	(179)
Distribution fee	(13)	(12)	(11)	(10)	(46)	(36)
NAV as of end of period
before share sale/redemption activity	$1,446,891	$1,412,718	$1,392,307	$1,368,218	$1,417,198	$1,414,070
Share sale/redemption activity
Shares sold	12,201	64,745	18,665	14,097	109,708	95,611
Shares redeemed	(143,116)	(38,070)	(12,519)	(17,225)	(210,930)	(193,705)
NAV as of end of period	$1,315,976	$1,439,393	$1,398,453	$1,365,090	$1,315,976	$1,315,976
Shares outstanding beginning of period	195,153	191,434	190,547	190,967	190,967	190,547
Shares sold	1,650	8,883	2,603	1,986	15,122	13,136
Shares redeemed	(19,335)	(5,164)	(1,716)	(2,406)	(28,621)	(26,215)
Shares outstanding end of period	177,468	195,153	191,434	190,547	177,468	177,468
NAV per share as of beginning of period	$7.38	$7.31	$7.16	$7.09	$7.09	$7.16
Change in NAV per share	0.04	0.07	0.15	0.07	0.33	0.26
NAV per share as of end of period	$7.42	$7.38	$7.31	$7.16	$7.42	$7.42

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

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FINANCIAL HIGHLIGHTS

Amounts in thousands, except per share information and percentages.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
Selected Operating Data (as adjusted) (1)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
Total revenues	$53,661	$52,659	$62,582	$59,093	$58,591	$168,902	$173,473
Net (loss) income	(1,425)	107	132,201	5,700	(7,514)	130,883	28,292
Portfolio Statistics
Operating properties	59	58	58	68	69	59	69
Square feet	9,763	9,493	9,327	11,871	12,000	9,763	12,000
Percentage leased at end of period	88.8%	87.5%	89.5%	93.7%	92.8%	88.8%	92.8%
Earnings Per Share
Net (loss) income per share	$(0.00)	$0.00	$0.69	$0.03	$(0.04)	$0.69	$0.13
Funds from Operations (“FFO”) per share (2)	$0.11	$0.10	$0.13	$0.12	$0.12	$0.35	$0.36
Company-defined FFO per share (2)	$0.12	$0.10	$0.14	$0.12	$0.13	$0.36	$0.36
Weighted average number of common shares outstanding - basic	174,290	183,157	179,317	179,926	178,729	179,168	177,717
Weighted average number of common shares outstanding - diluted	187,279	196,267	191,766	192,137	191,422	192,020	190,605
Net Asset Value (“NAV”) (3)
NAV per share at the end of period	$7.42	$7.38	$7.31	$7.16	$7.09	$7.42	$7.09
High NAV per share during period	$7.44	$7.38	$7.31	$7.19	$7.09	$7.44	$7.00
Low NAV per share during period	$7.36	$7.28	$7.13	$7.08	$7.00	$7.13	$6.93
Weighted average distributions per share	$0.0895	$0.0896	$0.0897	$0.0872	$0.0872	$0.2688	$0.2620
Weighted average closing dividend yield - annualized	4.83%	4.86%	4.91%	4.87%	4.92%	4.83%	4.93%
Weighted average total return for the period	1.75%	2.19%	3.23%	2.31%	2.53%	7.33%	6.11%
Aggregate fund NAV at end of period	$1,315,976	$1,439,393	$1,398,453	$1,365,090	$1,353,412	$1,315,976	$1,353,412
Consolidated Debt
Leverage (4)	43%	36%	37%	47%	47%	43%	47%
Secured borrowings	$543,947	$574,043	$652,127	$853,267	$871,230	$543,947	$871,230
Secured borrowings as % of total borrowings	54%	70%	78%	71%	73%	54%	73%
Unsecured borrowings	$459,000	$250,000	$181,000	$345,000	$317,500	$459,000	$317,500
Unsecured borrowings as % of total borrowings	46%	30%	22%	29%	27%	46%	27%
Fixed rate borrowings (5)	$919,633	$815,973	$824,967	$1,145,017	$1,062,890	$919,633	$1,062,890
Fixed rate borrowings as % of total borrowings	92%	99%	99%	96%	89%	92%	89%
Floating rate borrowings	$83,314	$8,070	$8,160	$53,250	$125,840	$83,314	$125,840
Floating rate borrowings as % of total borrowings	8%	1%	1%	4%	11%	8%	11%
Total borrowings	$1,002,947	$824,043	$833,127	$1,198,267	$1,188,730	$1,002,947	$1,188,730

_____________________________________________

(1)	Operating data in this table and throughout this document are presented inclusive of amounts relating to real properties that have been disposed of or classified as held for sale at the end of the period, and in certain cases, reclassified as discontinued operations in our GAAP financial statements. Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.
(2)	For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see the section titled “Funds from Operations” beginning on page 10.
(3)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2015, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.
(4)	Leverage presented represents our total borrowings, calculated on a GAAP basis, divided by the fair value of our real property and debt investments.
(5)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

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PORTFOLIO PROFILE

The following table presents information about the operating results and fair value of our real property and debt investment portfolios as of or for the three months ended September 30, 2015 (dollar and square footage amount in thousands).

	Real Properties (1)
As of or for the three months ended September 30, 2015	Total	Office	Industrial	Retail	Debt Related Investments, Net	Grand Total
Number of investments	59	20	6	33	5	64
Square footage	9,763	4,404	1,909	3,450	N/A	9,763
Percentage leased at period end	88.8%	91.3%	72.2%	94.8%	N/A	88.8%
Net operating income (“NOI”)(2)	$37,977	$23,937	$885	$13,155	$807	$38,784
Segment as % of total NOI	97.9%	61.7%	2.3%	33.9%	2.1%	100.0%
NOI - cash basis (3)	$38,139	$24,721	$865	$12,553	$807	$38,946
Fair Value (4)	$2,316,950	$1,356,600	$88,050	$872,300	$27,775	$2,344,725
Segment as % of total Fair Value	98.8%	57.9%	3.7%	37.2%	1.2%	100.0%

__________________________________________

(1)	“As of” information includes all real properties that we owned as of September 30, 2015. Operations information provided here and throughout this document is presented inclusive of amounts related to properties that have been disposed of as of September 30, 2015, including amounts that are classified within discontinued operations in our 2014 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
(2)	For a reconciliation of NOI to GAAP net income, see the section titled “Results of Operations” beginning on page 12.
(3)	For a reconciliation of NOI – Cash Basis to NOI and to GAAP net income, see the section titled “Results of Operations” beginning on page 12.
(4)	As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of “fair value” of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled “Definitions” beginning on page 23. For a description of key assumptions used in calculating the value of our real properties as of September 30, 2015, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our Quarterly Report on Form 10-Q.

As of September 30, 2015, our real property investments were geographically diversified across 20 markets throughout the United States. Our debt related investments are located in three additional markets resulting in a combined portfolio allocation across 23 markets.

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BALANCE SHEETS

The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended September 30, 2015. Certain asset and liability amounts in this table are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements (dollar amounts in thousands):

	As of
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
ASSETS
Investments in real property	$2,270,746	$2,199,150	$2,139,022	$2,472,926	$2,450,058
Accumulated depreciation and amortization	(489,395)	(473,526)	(455,064)	(523,246)	(512,427)
Total net investments in real property	1,781,351	1,725,624	1,683,958	1,949,680	1,937,631
Debt related investments, net	27,775	56,548	87,901	94,951	94,673
Total net investments	1,809,126	1,782,172	1,771,859	2,044,631	2,032,304
Cash and cash equivalents	15,186	28,919	10,226	14,461	27,814
Restricted cash	20,258	19,026	18,564	27,454	25,784
Other assets, net	46,250	47,223	49,877	61,587	62,271
Total Assets	$1,890,820	$1,877,340	$1,850,526	$2,148,133	$2,148,173
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes and other secured borrowings	$543,947	$574,043	$652,127	$853,267	$871,230
Unsecured borrowings	459,000	250,000	181,000	345,000	317,500
Intangible lease liabilities, net	58,649	54,994	54,937	86,243	78,545
Other liabilities	84,129	99,460	70,744	99,643	101,657
Total Liabilities	1,145,725	978,497	958,808	1,384,153	1,368,932
Equity:
Stockholders’ equity:
Common stock	1,650	1,821	1,783	1,784	1,787
Additional paid-in capital	1,479,403	1,607,115	1,584,780	1,586,444	1,589,520
Distributions in excess of earnings	(818,531)	(802,620)	(786,286)	(893,791)	(883,418)
Accumulated other comprehensive loss	(14,985)	(9,405)	(11,808)	(10,120)	(9,515)
Total stockholders’ equity	647,537	796,911	788,469	684,317	698,374
Noncontrolling interests	97,558	101,932	103,249	79,663	80,867
Total Equity	745,095	898,843	891,718	763,980	779,241
Total Liabilities and Equity	$1,890,820	$1,877,340	$1,850,526	$2,148,133	$2,148,173

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STATEMENTS OF OPERATIONS

The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended September 30, 2015 and the nine month periods ended September 30, 2015 and 2014. Operating data in this table are presented inclusive of amounts relating to real properties that have been reclassified as discontinued operations in our GAAP financial statements (amounts in thousands, except per share data):

	Three Months Ended					Nine Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
REVENUE:
Rental revenue	$52,854	$51,075	$59,379	$57,268	$56,793	$163,308	$167,902
Debt related income	807	1,584	3,203	1,825	1,798	5,594	5,571
Total Revenue	53,661	52,659	62,582	59,093	58,591	168,902	173,473
EXPENSES:
Rental expense	14,877	13,407	15,129	13,050	12,804	43,412	38,288
Real estate depreciation and amortization expense	20,851	19,738	20,815	22,514	21,918	61,404	66,481
General and administrative expenses	2,477	2,944	2,735	2,922	2,581	8,157	8,186
Advisory fees, related party	4,225	4,497	4,299	4,242	4,083	13,021	11,678
Acquisition-related expenses	476	358	425	243	372	1,259	962
Impairment of real estate property	6,500	224	1,400	—	9,500	8,124	9,500
Total Operating Expenses	49,406	41,168	44,803	42,971	51,258	135,377	135,095
Other Income (Expenses):
Interest and other income (expense)	704	163	632	480	429	1,500	683
Interest expense	(10,951)	(11,275)	(13,981)	(15,354)	(15,276)	(36,208)	(46,846)
Loss on extinguishment of debt and financing commitments	—	(272)	(896)	—	—	(1,168)	(63)
Gain on sale of real property	4,567	—	128,667	4,452	—	133,234	36,140
Net (Loss) Income	(1,425)	107	132,201	5,700	(7,514)	130,883	28,292
Net loss (income) attributable to noncontrolling interests	1,297	(37)	(8,618)	(397)	475	(7,358)	(4,405)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(128)	$70	$123,583	$5,303	$(7,039)	$123,525	$23,887
NET (LOSS) INCOME PER BASIC AND DILUTED COMMON SHARE	$(0.00)	$0.00	$0.69	$0.03	$(0.04)	$0.69	$0.13
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	174,290	183,157	179,317	179,926	178,729	179,168	177,717
Diluted	187,279	196,267	191,766	192,137	191,422	192,020	190,605
Weighted average distributions declared per common share	$0.0895	$0.0896	$0.0897	$0.0872	$0.0872	$0.2688	$0.2620

Page | 9

FUNDS FROM OPERATIONS

The following tables present NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO for each of the five quarters ended September 30, 2015 and the nine month periods ended September 30, 2015 and 2014. Operating data in these tables are presented inclusive of amounts relating to real properties that have been reclassified as discontinued operations in our GAAP financial statements (amounts in thousands except for per share amounts and percentages):

	Three Months Ended					Nine Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
Reconciliation of net earnings to FFO:
Net (loss) income attributable to common stockholders	$(128)	$70	$123,583	$5,303	$(7,039)	$123,525	$23,887
Add (deduct) NAREIT- defined adjustments:
Depreciation and amortization expense	20,851	19,738	20,815	22,514	21,918	61,404	66,481
Gain on disposition of real property	(4,567)	—	(128,667)	(4,452)	—	(133,234)	(36,140)
Impairment of real property	6,500	224	1,400	—	9,500	8,124	9,500
Noncontrolling interests’ share of adjustments	(2,891)	(1,435)	6,810	(1,251)	(2,187)	2,484	(597)
FFO attributable to common shares - basic	19,765	18,597	23,941	22,114	22,192	62,303	63,131
FFO attributable to dilutive OP units	1,473	1,331	1,662	1,501	1,576	4,466	4,575
FFO attributable to common shares - diluted	$21,238	$19,928	$25,603	$23,615	$23,768	$66,769	$67,706
FFO per share - basic and diluted	$0.11	$0.10	$0.13	$0.12	$0.12	$0.35	$0.36
FFO payout ratio	79%	88%	67%	71%	70%	77%	74%

Reconciliation of FFO to Company - Defined FFO:
FFO attributable to common shares - basic	$19,765	$18,597	$23,941	$22,114	$22,192	$62,303	$63,131
Add (deduct) our adjustments:
Acquisition-related expenses	476	358	425	243	372	1,259	962
Loss on extinguishment of debt and financing commitments	—	272	896	—	—	1,168	63
Unrealized (gain) loss on derivatives	117	(128)	11	—	—	—	—
Noncontrolling interests’ share of our adjustments	(41)	(34)	(86)	(16)	(24)	(161)	(68)
Company-Defined FFO attributable to common shares - basic	20,317	19,065	25,187	22,341	22,540	64,569	64,088
Company-Defined FFO attributable to dilutive OP units	1,514	1,365	1,748	1,516	1,601	4,628	4,644
Company-Defined FFO attributable to common shares - diluted	$21,831	$20,430	$26,935	$23,857	$24,141	$69,197	$68,732
Company-Defined FFO per share - basic and diluted	$0.12	$0.10	$0.14	$0.12	$0.13	$0.36	$0.36
Weighted average number of shares outstanding
Basic	174,290	183,157	179,317	179,926	178,729	179,168	177,717
Diluted	187,279	196,267	191,766	192,137	191,422	192,020	190,605

Page | 10

FUNDS FROM OPERATIONS (continued)

The following table presents certain other supplemental information for each of the five quarters ended September 30, 2015 and the nine month periods ended September 30, 2015 and 2014 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
Other Supplemental Information
Capital Expenditures Summary
Recurring capital expenditures (1)	$2,476	$3,871	$2,795	$4,084	$2,513	$9,142	$8,392
Non-recurring capital expenditures (2)	311	255	261	818	284	827	1,895
Total Capital Expenditures	2,787	4,126	3,056	4,902	2,797	9,969	10,287
Other non-cash adjustments
Straight-line rent decrease (increase) to rental revenue	286	43	356	(98)	(1,150)	685	(2,939)
Amortization of above- and below-market rent (increase) decrease to rental revenue	(130)	(133)	(353)	(537)	(124)	(616)	(80)
Amortization of loan costs and hedges - increase to interest expense	996	1,021	1,101	1,240	1,205	3,118	3,605
Amortization of mark-to-market adjustments on borrowings - (decrease) increase to interest expense	(463)	(268)	(265)	(262)	(276)	(996)	(459)
Total other non-cash adjustments	$689	$663	$839	$343	$(345)	$2,191	$127

__________________________________________

(1)	Recurring capital expenditures include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.
(2)	Amounts presented as non-recurring capital expenditures for the three and nine months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.
Page | 11

RESULTS OF OPERATIONS

The following tables present revenue and net operating income (“NOI”) of our four operating segments, as adjusted, for each of the five quarters ending September 30, 2015 and the nine month periods ended September 30, 2015 and 2014. Our same store portfolio includes all operating properties owned for the entirety of all periods presented, and includes 51 properties acquired prior to January 1, 2014, and owned through September 30, 2015, comprising approximately 8.2 million square feet (amounts in thousands):

	Three Months Ended					Nine Months Ended
Revenue:	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
Same store real property:
Office	$27,766	$27,895	$28,633	$27,880	$28,519	$84,293	$84,626
Industrial	1,424	1,438	1,628	1,614	1,576	4,490	5,015
Retail	14,317	14,263	17,049	14,224	14,317	45,630	43,107
Total same store real property revenue	43,507	43,596	47,310	43,718	44,412	134,413	132,748
2014/2015 Acquisitions/Dispositions	9,347	7,479	12,069	13,550	12,381	28,895	35,154
Debt related investments	807	1,584	3,203	1,825	1,798	5,594	5,571
Total	$53,661	$52,659	$62,582	$59,093	$58,591	$168,902	$173,473
NOI:
Same store real property:
Office	$19,859	$20,515	$21,086	$20,484	$20,764	$61,460	$61,553
Industrial	951	1,019	1,111	1,242	1,182	3,081	3,627
Retail	11,084	11,210	12,275	11,190	11,363	34,568	33,923
Total same store real property NOI	31,894	32,744	34,472	32,916	33,309	99,109	99,103
2014/2015 Acquisitions/Dispositions	6,083	4,924	9,778	11,302	10,680	20,787	30,511
Debt related investments	807	1,584	3,203	1,825	1,798	5,594	5,571
Total	$38,784	$39,252	$47,453	$46,043	$45,787	$125,490	$135,185
NOI - cash basis:
Same store real property:
Office	$21,430	$21,846	$22,397	$21,484	$21,253	$65,673	$63,008
Industrial	931	981	1,041	1,172	847	2,953	3,209
Retail	10,737	10,864	11,861	10,714	10,879	33,461	32,343
Total same store real property NOI - cash basis	33,098	33,691	35,299	33,370	32,979	102,087	98,560
2014/2015 Acquisitions/Dispositions	5,041	3,894	8,902	10,152	9,669	17,839	27,814
Debt related investments	807	1,584	3,203	1,825	1,798	5,594	5,571
Total	$38,946	$39,169	$47,404	$45,347	$44,446	$125,520	$131,945

Page | 12

RESULTS OF OPERATIONS (continued)

The following tables present a reconciliation of NOI – Cash Basis and NOI of our four operating segments, as adjusted, to GAAP net income attributable to common stockholders for each of the five quarters ending September 30, 2015 and the nine month periods ended September 30, 2015 and 2014 (amounts in thousands):

	Three Months Ended					Nine Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
NOI - cash basis	$38,946	$39,169	$47,404	$45,347	$44,446	$125,520	$131,945
Straight line rent	(286)	(43)	(356)	98	1,150	(685)	2,939
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	124	126	405	598	191	655	301
NOI	$38,784	$39,252	$47,453	$46,043	$45,787	$125,490	$135,185
Real estate depreciation and amortization expense	(20,851)	(19,738)	(20,815)	(22,514)	(21,918)	(61,404)	(66,481)
General and administrative expenses	(2,477)	(2,944)	(2,735)	(2,922)	(2,581)	(8,157)	(8,186)
Advisory fees, related party	(4,225)	(4,497)	(4,299)	(4,242)	(4,083)	(13,021)	(11,678)
Acquisition-related expenses	(476)	(358)	(425)	(243)	(372)	(1,259)	(962)
Impairment of real estate property	(6,500)	(224)	(1,400)	—	(9,500)	(8,124)	(9,500)
Interest and other income	704	163	632	480	429	1,500	683
Interest expense	(10,951)	(11,275)	(13,981)	(15,354)	(15,276)	(36,208)	(46,846)
Loss on extinguishment of debt and financing commitments	—	(272)	(896)	—	—	(1,168)	(63)
Gain on sale of real property	4,567	—	128,667	4,452	—	133,234	36,140
Net (income) loss attributable to noncontrolling interests	1,297	(37)	(8,618)	(397)	475	(7,358)	(4,405)
Net (loss) income attributable to common stockholders	$(128)	$70	$123,583	$5,303	$(7,039)	$123,525	$23,887

The following tables present details regarding our capital expenditures for each of the five quarters ending September 30, 2015 and the nine month periods ended September 30, 2015 and 2014 (amounts in thousands):

	Three Months Ended					Nine Months Ended
Recurring Capital Expenditures:	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	September 30, 2015	September 30, 2014
Land and building improvements	$1,035	$1,850	$848	$1,626	$311	$3,733	$1,913
Tenant improvements	607	1,503	1,500	1,250	1,045	3,610	3,221
Leasing costs (1)	834	518	447	1,208	1,157	1,799	3,258
Total recurring capital expenditures	$2,476	$3,871	$2,795	$4,084	$2,513	$9,142	$8,392
Non-recurring Capital Expenditures:
Land and building improvements (2)	$50	$29	$15	$93	$94	$94	$135
Tenant improvements	219	42	205	618	149	466	1,271
Leasing costs	42	184	41	107	41	267	489
Total non-recurring capital expenditures	$311	$255	$261	$818	$284	$827	$1,895

__________________________________________

(1)	Recurring leasing costs include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.
(2)	Amounts presented as non-recurring capital expenditures for land and building improvements for the three and nine months ended September 30, 2015 exclude a payment of $12.0 million to terminate a purchase option previously held by a third party related to an office property in Northern New Jersey. We accounted for the payment as an investment in real property.

Page | 13

FINANCE & CAPITAL

The following table describes certain information about our capital structure. Amounts reported as financing capital and our joint venture partners’ interests are presented on a GAAP basis. Amounts reported as equity capital other than our joint venture partners’ interests are presented based on the NAV as of September 30, 2015 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:				As of September 30, 2015
Mortgage notes				$543,947
Unsecured borrowings				459,000
Total Financing				$1,002,947

EQUITY:	Shares / Units	Percentage of Aggregate Shares and Units Outstanding	NAV Per Share / Unit	Value
Class E Common Stock	139,437	78.6%	$7.42	$1,034,058
Class A Common Stock	1,448	0.8%	7.42	10,735
Class W Common Stock	1,418	0.8%	7.42	10,513
Class I Common Stock (1)	22,299	12.6%	7.42	165,291
Class E OP Units	12,866	7.2%	7.42	95,379
Total/Weighted Average	177,468	100.0%	$7.42	$1,315,976
Joint venture partners’ noncontrolling interests				1,626
Total Equity				1,317,602
TOTAL CAPITALIZATION				$2,320,549

________________________

(1)	Amounts reported do not include approximately 441,000 restricted stock units granted to the Advisor that remain unvested as of September 30, 2015.

Page | 14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of September 30, 2015 (dollar amounts in thousands):

	Weighted Average Stated Interest Rate	Outstanding Balance	Gross Investment Amount Securing Borrowings (1)
Fixed rate mortgages	5.9%	$535,967	$1,026,446
Floating rate mortgages	3.2%	7,980	16,459
Total secured borrowings	5.8%	543,947	1,042,905
Line of credit (2)	2.0%	109,000	N/A
Term loans (2)	2.6%	350,000	N/A
Total unsecured borrowings	2.4%	459,000	N/A
Total borrowings	4.3%	$1,002,947	N/A

___________________________________

(1)	“Gross Investment Amount” as used here and throughout this document represents the allocated gross basis of real property, calculated in accordance with GAAP, inclusive of the effect of gross intangible lease liabilities totaling approximately $87.2 million and before accumulated depreciation and amortization of approximately $489.4 million as of September 30, 2015.
(2)	Approximately $383.7 million of our unsecured floating rate borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of September 30, 2015. The stated interest rate disclosed above includes the impact of these swaps.

The following table presents a summary of our covenants and our actual results for each of the five quarters ended September 30, 2015, calculated in accordance with the terms of our amended and restated $550 million senior unsecured term loan and revolving line of credit, which we closed on January 13, 2015.

		Actual as of:
Portfolio-Level Covenants:	Covenant	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Leverage	<60%	42.2%	35.1%	36.2%	43.9%	42.8%
Fixed Charge Coverage	>1.50	2.5	2.4	2.3	2.1	2.2
Secured Indebtedness	<55%	22.9%	24.4%	28.3%	31.2%	31.3%

Unencumbered Pool Covenants:
Unsecured Interest Coverage	>2.0	9.3	9.4	8.4	9.4	9.9
Leverage	<60%	35.5%	21.6%	17.8%	38.8%	35.9%

Page | 15

FINANCE & CAPITAL (continued)

The following table presents a detailed analysis of our borrowings outstanding as of September 30, 2015 (dollar amounts in thousands).

	As of September 30, 2015
Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Current Interest Rate
Abington (1)	$4,681	Secured	1/1/2016	None	0.5%	Fixed	6.75%
Hyannis (1)	4,635	Secured	1/1/2016	None	0.5%	Fixed	6.75%
40 Boulevard	7,980	Secured	1/24/2016	None	0.8%	Floating	3.19%
DeGuigne (1)	6,871	Secured	2/1/2016	None	0.7%	Fixed	7.78%
Washington Commons	21,300	Secured	2/1/2016	None	2.0%	Fixed	5.94%
1300 Connecticut	33,719	Secured	4/10/2016	None	3.4%	Fixed	7.25%
1300 Connecticut B Note	11,505	Secured	4/10/2016	None	1.1%	Fixed	5.53%
Riverport Industrial Portfolio (1)	8,052	Secured	4/1/2016	None	0.8%	Fixed	7.38%
655 Montgomery	56,359	Secured	6/11/2016	None	5.6%	Fixed	6.01%
Jay Street	23,500	Secured	7/11/2016	None	2.3%	Fixed	6.05%
Bala Pointe	24,000	Secured	9/1/2016	None	2.4%	Fixed	5.89%
Harborside	108,188	Secured	12/10/2016	2 - 1 Year	10.8%	Fixed	5.50%
Total 2016	310,790				30.9%		5.96%
Shiloh Road	22,700	Secured	1/8/2017	None	2.3%	Fixed	5.57%
Bandera Road	21,500	Secured	2/8/2017	None	2.1%	Fixed	5.46%
Eastern Retail Portfolio	110,000	Secured	6/11/2017	None	11.0%	Fixed	5.51%
Wareham	24,400	Secured	8/8/2017	None	2.4%	Fixed	6.13%
Kingston	10,574	Secured	11/1/2017	None	1.1%	Fixed	6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.6%	Fixed	6.33%
Total 2017	204,999				20.5%		5.69%
Bank of America Term Loan	150,000	Unsecured	1/31/2018	2 - 1 Year	14.9%	Floating (2)	1.91%
Line of Credit	109,000	Unsecured	1/31/2019	1 - 1 Year	10.9%	Floating (2)	1.99%
Shenandoah	10,909	Secured	9/1/2021	None	1.1%	Fixed	4.84%
Wells Fargo Term Loan	200,000	Unsecured	2/27/2022	None	19.9%	Floating (2)	3.07%
Norwell	5,129	Secured	10/1/2022	None	0.5%	Fixed	6.76%
Harwich	5,410	Secured	9/1/2028	None	0.5%	Fixed	5.24%
New Bedford	7,667	Secured	12/1/2029	None	0.8%	Fixed	5.91%
Total 2018 - 2029	488,115				48.6%		2.62%
Total borrowings	1,003,904				100.0%		4.28%
Add: mark-to-market adjustment on assumed debt	1,913
Less: GAAP principal amortization on restructured debt	(2,870)
Total Borrowings (GAAP basis)	$1,002,947

___________________________________

(1)	Subsequent to September 30, 2015, we repaid all amounts due on our Abington, Hyannis, DeGuigne, and Riverport Industrial Portfolio mortgage notes using proceeds from our line of credit.
(2)	Approximately $383.7 million of our term loan and line of credit borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of September 30, 2015. The stated interest rates disclosed above include the impact of these swaps.
Page | 16

REAL PROPERTIES

The following table describes our operating property portfolio as of September 30, 2015 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	% of Gross Investment Amount	Net Rentable Square Feet	% of Total Net Rentable Square Feet	% Leased (1)	Secured Indebtedness (2)
Office Properties:
Washington, DC	3	$282,800	12.4%	878	9.0%	78.4%	$45,224
Northern New Jersey	1	224,320	9.9%	594	6.1%	100.0%	108,188
Austin, TX	3	152,544	6.7%	585	6.0%	98.2%	—
East Bay, CA	1	145,290	6.4%	405	4.1%	100.0%	—
San Francisco, CA	1	120,024	5.3%	264	2.7%	91.6%	56,359
Denver, CO	1	81,387	3.6%	257	2.6%	92.5%	—
Silicon Valley, CA	2	62,760	2.8%	196	2.0%	94.0%	30,371
Princeton, NJ	1	51,233	2.3%	167	1.7%	100.0%	—
South Florida	1	45,981	2.0%	253	2.6%	94.4%	—
Chicago, IL	2	43,337	1.9%	307	3.1%	75.7%	29,280
Philadelphia, PA	1	42,591	1.9%	173	1.8%	83.0%	24,000
Dallas, TX	1	35,771	1.6%	155	1.6%	91.1%	—
Minneapolis/St Paul, MN	1	29,514	1.3%	107	1.1%	100.0%	—
Fayetteville, AR	1	11,695	0.5%	63	0.6%	100.0%	—
Total/Weighted Average Office: 20 properties, 14 markets with average annual rent of $29.10 per sq. ft.	20	1,329,247	58.6%	4,404	45.0%	91.3%	293,422

Industrial Properties:
Dallas, TX	1	35,746	1.6%	446	4.6%	35.1%	22,700
Central Kentucky	1	28,296	1.2%	727	7.4%	100.0%	—
Louisville, KY	4	27,119	1.2%	736	7.5%	67.1%	8,052
Total/Weighted Average Industrial: six properties, three markets with average annual rent of $3.53 per sq. ft.	6	91,161	4.0%	1,909	19.5%	72.2%	30,752

Retail Properties:
Greater Boston	27	547,750	24.0%	2,291	23.6%	93.7%	94,321
Philadelphia, PA	1	105,100	4.6%	426	4.4%	99.1%	67,800
Washington, DC	1	62,515	2.8%	233	2.4%	98.4%	—
Raleigh, NC	1	45,509	2.0%	142	1.5%	100.0%	26,200
South Florida	1	37,898	1.7%	124	1.3%	100.0%	10,909
San Antonio, TX	1	32,072	1.4%	161	1.6%	98.3%	21,500
Jacksonville, FL	1	19,494	0.9%	73	0.7%	65.9%	—
Total/Weighted Average Retail: 33 properties, seven markets with average annual rent of $16.77 per sq. ft.	33	850,338	37.4%	3,450	35.5%	94.8%	220,730
Grand Total/Weighted Average	59	$2,270,746	100.0%	9,763	100.0%	88.8%	$544,904

___________________________________

(1)	Based on executed leases as of September 30, 2015. If weighted by the fair value of each segment, our portfolio was 91.9% leased as of September 30, 2015.
(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or GAAP principal amortization on our troubled debt restructuring.
Page | 17

LEASING ACTIVITY

The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended September 30, 2015, by segment and in total:

Page | 18

LEASING ACTIVITY (continued)

As of September 30, 2015, the weighted average remaining term of our leases was approximately 6.8 years, based on contractual remaining base rent, 4.2 years, based on annualized base rent, and 4.5 years, based on square footage. The following table presents our lease expirations, by segment and in total, as of September 30, 2015 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2015 (1)	44	$1,996	1.2%	132	24	$1,281	52	—	$—	—	20	$715	80
2016	80	20,715	11.7%	821	53	19,171	720	—	—	—	27	1,544	101
2017	82	42,434	24.0%	1,376	44	38,163	1,010	2	189	53	36	4,082	313
2018	105	13,097	7.4%	617	63	10,175	443	2	142	40	40	2,780	134
2019	96	24,093	13.6%	1,204	44	13,363	447	2	1,226	212	50	9,504	545
2020	100	22,302	12.6%	1,088	42	9,077	405	—	—	—	58	13,225	683
2021	41	14,929	8.5%	1,532	17	6,725	233	3	3,121	1,021	21	5,083	278
2022	27	9,272	5.2%	529	15	4,507	169	—	—	—	12	4,765	360
2023	21	14,310	8.1%	585	11	10,482	348	—	—	—	10	3,828	237
2024	18	4,325	2.4%	295	6	1,754	94	—	—	—	12	2,571	201
Thereafter	31	9,174	5.3%	482	7	2,243	93	1	178	51	23	6,753	338
Total	645	$176,647	100.0%	8,661	326	$116,941	4,014	10	$4,856	1,377	309	$54,850	3,270

____________________________

(1)	Includes 4 office leases and 4 retail leases with combined annualized base rent of approximately $110,000 that are on a month-to-month basis.

The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of September 30, 2015 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent (1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc.	1	Securities, Commodities, Fin. Inv./Rel. Activities	$23,223	13.2%	594	6.9%
2	Sybase	1	Publishing Information (except Internet)	17,971	10.2%	405	4.7%
3	Northrop Grumman	1	Professional, Scientific and Technical Services	15,901	9.1%	575	6.6%
4	Stop & Shop	16	Food and Beverage Stores	14,983	8.5%	911	10.5%
5	Novo Nordisk	1	Chemical Manufacturing	4,536	2.6%	167	1.9%
6	Seton Health Care	1	Hospitals	4,339	2.5%	156	1.8%
7	Shaw’s Supermarket	4	Food and Beverage Stores	3,944	2.2%	240	2.8%
8	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,023	1.7%	63	0.7%
9	Apple, Inc.	2	Computer and Electronic Product Manufacturing	2,963	1.7%	147	1.7%
10	TJX Companies	6	Clothing and Clothing Accessories Stores	2,608	1.5%	272	3.1%
	Total	34		$93,491	53.2%	3,530	40.7%

_____________________________

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of September 30, 2015.

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LEASING ACTIVITY (continued)

The following series of tables details leasing activity during the four quarters ended September 30, 2015:

Quarter	Number of Leases Signed	Gross Leasable Area (“GLA”) Signed	Average Rent Per Sq. Ft.	Average Growth / Straight Line Rent	Weighted Average Lease Term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q3 2015	14	79,831	$35.11	33.4%	47	$27.93	0.9
Q2 2015	16	57,885	31.33	39.7%	57	10.50	1.3
Q1 2015	12	36,394	28.59	28.9%	48	11.16	1.6
Q4 2014	9	34,887	29.69	12.6%	55	8.32	2.8
Total - twelve months	51	208,997	$31.93	30.3%	51	$16.91	1.4

Industrial Comparable (1)
Q3 2015	0	—	$0.00	0.0%	0	$0.00	—
Q2 2015	0	—	0.00	0.0%	0	0.00	—
Q1 2015	1	1,200	3.75	7.0%	36	0.34	—
Q4 2014	1	50,500	3.82	155.2%	124	7.30	4.0
Total - twelve months	2	51,700	$3.82	147.4%	122	$7.14	3.9

Retail Comparable (1)
Q3 2015	19	139,735	$12.87	15.2%	75	$2.00	—
Q2 2015	20	139,310	16.04	14.7%	58	0.62	—
Q1 2015	12	140,021	18.49	9.6%	53	3.46	0.1
Q4 2014	14	49,789	24.67	7.0%	42	0.75	—
Total - twelve months	65	468,855	$16.15	12.0%	60	$1.89	0.0

Total Comparable Leasing (1)
Q3 2015	33	219,566	$18.76	24.9%	65	$11.43	0.3
Q2 2015	36	197,195	20.48	24.3%	58	3.52	0.4
Q1 2015	25	177,615	20.33	14.7%	52	5.01	0.4
Q4 2014	24	135,176	12.93	14.9%	76	5.15	2.2
Total - twelve months	118	729,552	$18.18	20.4%	62	$6.57	0.7

Total Leasing
Q3 2015	45	272,108	$18.14		63	$11.70	0.3
Q2 2015	46	296,599	19.16		46	3.44	0.4
Q1 2015	42	297,686	17.64		57	9.01	0.6
Q4 2014	35	214,761	13.83		53	5.32	1.6
Total - twelve months	168	1,081,154	$17.40		55	$7.43	0.7

___________________________

(1)	Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

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INVESTMENT ACTIVITY

The following tables describe changes in our portfolio from December 31, 2013 through September 30, 2015 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2013	82	15,250	5,132	7,046	3,072
2014 Acquisitions	3	585	262	—	323
2014 Dispositions	(17)	(3,973)	(300)	(3,563)	(110)
Building remeasurement and other (1)	—	9	—	9	—
December 31, 2014	68	11,871	5,094	3,492	3,285
2015 Acquisitions	5	949	682	—	267
2015 Dispositions	(15)	(3,060)	(1,374)	(1,583)	(103)
Building remeasurement and other (1)	1	3	2	—	1
September 30, 2015	59	9,763	4,404	1,909	3,450

________________________

(1)	Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the first quarter of 2015 we retained one building of a two-building campus while disposing of the other building, resulting in an additional property that we did not previously consider a distinct property.
Property Acquisitions	Segment	Location	Acquisition Date	Number of Properties	Contract Purchase Price	Square Feet
(dollars and square feet in thousands)
2014:
Durgin Square	Retail	Portsmouth, NH	5/28/2014	1	$24,700	138
1st Avenue Plaza	Office	Denver, CO	8/22/2014	1	75,000	262
Salt Pond	Retail	Narragansett, RI	11/4/2014	1	39,160	185
Total 2014				3	$138,860	585
2015:
Rialto	Office	Austin, TX	1/15/2015	1	$37,300	155
South Cape	Retail	Mashpee, MA	3/18/2015	1	35,450	143
City View	Office	Austin, TX	4/24/2015	1	68,750	274
Venture Corporate Center	Office	Hollywood, FL	8/6/2015	1	45,750	253
Shenandoah	Retail	Davie, FL	8/6/2015	1	32,670	124
Total 2015				5	$219,920	949

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INVESTMENT ACTIVITY (continued)

Property Dispositions	Segment	Location	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
(dollars and square feet in thousands)
During 2014
Industrial Portfolio	Industrial	Various (1)	1/22/2014	12	$175,000	3,386
Cranston	Retail	Cranston, RI	2/18/2014	1	6,750	110
Shackleford	Office	Little Rock, AR	2/25/2014	1	19,550	102
Shadelands	Office	East Bay, CA	6/13/2014	1	5,700	60
Lundy (2)	Industrial	Silicon Valley, CA	10/15/2014	1	13,579	177
South Havana	Office	Denver, CO	11/7/2014	1	9,100	138
Total 2014				17	$229,679	3,973

During 2015
Park Place	Office	Dallas, TX	1/16/2015	1	$46,600	177
Office and Industrial Portfolio	Office and Industrial	Various (3)	3/11/2015	12	398,635	2,669
Mt. Nebo	Retail	Pittsburgh, PA	5/5/2015	1	12,500	103
2100 Corporate Center Drive	Office	Los Angeles, CA	7/20/2015	1	12,549	111
Land parcel	N/A	Denver, CO	8/12/2015	—	7,577	—
Total 2015				15	$477,861	3,060

________________________

(1)	The Industrial Portfolio comprised 12 industrial properties located in the Atlanta, GA, Cincinnati, OH, Central Pennsylvania, Columbus, OH, Dallas, TX, Indianapolis, IN, and Minneapolis, MN markets.
(2)	Sales price for the Lundy property represents the principal balance outstanding of the mortgage note on the property as of the date of the foreclosure sale. Due to the contractual balance of the mortgage note, we did not receive any proceeds from the sale of Lundy.
(3)	The Office and Industrial Portfolio comprised (i) six office properties comprising 1.1 million net rentable square feet located in Los Angeles, CA (three properties), Northern New Jersey, Miami, FL, and Dallas, TX, and (ii) six industrial properties comprising 1.6 million net rentable square feet located in Los Angeles, CA, Dallas, TX, Cleveland, OH, Chicago, IL, Houston, TX, and Denver, CO.

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DEFINITIONS

This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2014 Annual Report on Form 10-K

We refer to our Annual Report on Form 10-K for the period ended December 31, 2014, filed with the Securities and Exchange Commission on March 3, 2015, as our “2014 Annual Report on Form 10-K.”

Annualized Base Rent

Annualized base rent represents the annualized monthly base rent of leases executed as of September 30, 2015.

Comparable Leases

Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Fair Value as Determined by Our NAV Valuation Procedures

When the fair value of our real estate assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the Financial Accounting Standards Board Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. In the determination of our NAV, the value of certain of our assets and liabilities are generally determined based on their carrying amounts under GAAP; however, those principles are generally based upon historic cost and therefore may not be determined in accordance with ASC Topic 820. Readers should refer to our audited financial statements for our net book value determined in accordance with GAAP from which one can derive our net book value per share by dividing our stockholders’ equity by shares of our common stock outstanding as of the date of measurement.

Our valuation procedures, which address specifically each category of our assets and liabilities and are applied separately from the preparation of our financial statements in accordance with GAAP, involve adjustments from historical cost. There are certain factors which cause NAV to be different from net book value on a GAAP basis. Most significantly, the valuation of our real estate assets, which is the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on a daily basis. For GAAP purposes, these assets are generally recorded at depreciated or amortized cost. Other examples that will cause our NAV to differ from our GAAP net book value include the straight-lining of rent, which results in a receivable for GAAP purposes that is not included in the determination of our NAV, and, for purposes of determining our NAV, the assumption of a value of zero in certain instances where the balance of a loan exceeds the value of the underlying real estate properties, where GAAP net book value would reflect a negative equity value for such real estate properties, even if such loans are non-recourse. Third party appraisers may value our individual real estate assets using appraisal standards that deviate from market value standards under GAAP. The use of such appraisal standards may cause our NAV to deviate from GAAP fair value principles. We did not develop our valuation procedures with the intention of complying with fair value concepts under GAAP and, therefore, there could be differences between our fair values and the fair values derived from the principal market or most advantageous market concepts of establishing fair value under GAAP.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to redeem shares under our share redemption programs and our ability to suspend or terminate our share redemption programs at any time. Our NAV generally does not consider exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Please note that our NAV is not a representation, warranty or guarantee that: (1) we would fully realize our NAV upon a sale of our assets; (2) shares of our common stock would trade at our per share NAV on a national securities exchange; or (3) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

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DEFINITIONS (continued)

Funds From Operations (“FFO”)

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part II of our 2014 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses — For GAAP purposes, expenses associated with the efforts to acquire real properties, including efforts related to acquisition opportunities that are not ultimately completed, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on derivatives and on the extinguishment of debt and financing commitments — Gains and losses on derivatives represent the gains or losses on the fair value of derivative instruments that are not accounted for as hedges of the underlying financing transactions. Such gains and losses may be due to the nonoccurrence of forecasted financings or ineffectiveness due to changes in the expected terms of financing transactions. As these gains or losses relate to underlying long-term assets and liabilities, where we are not speculating or trading assets, our management believes that any such gains or losses are not reflective of our ongoing operations. Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

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DEFINITIONS (continued)

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage.

Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

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DEFINITIONS (continued)

Gross Investment Amount

The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI – Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, advisory fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI – Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•        First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•        Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•        Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Quarterly Report on Form 10-Q

We refer to our Quarterly Report on Form 10-Q for the period ended September 30, 2015, filed with the Securities and Exchange Commission on November 12, 2015, as our “Quarterly Report on Form 10-Q.”

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2014 Annual Report on Form 10-K as our “Valuation Procedures.”

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